Exhibit 3.97
ARTICLES OF INCORPORATION

OF

GENEVA AEROSPACE, INC.
I.
     The name of the corporation is Geneva Aerospace, Inc.
II.
     The corporation is to have perpetual existence.
III.
     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
IV.
     The aggregate number of shares of capital stock which the corporation shall have authority to issue is 100,000, par value $.01 per share. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any shareholder vote in which any of such holders is entitled to participate.
V.
     The preemptive right of any shareholder of the corporation to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation, is hereby denied; provided, however, that nothing herein shall preclude the corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity. Cumulative voting by the shareholders of the corporation at any election of directors of the corporation is hereby prohibited.
VI.
     The street address of the initial registered office of the corporation is 3613 Binkley Ave., Dallas, Texas 75205, and the name of its initial registered agent at such address is Vincent R. Longhi.
VII.
     The name and address of the incorporator is as follows:

Name	Address
Andrew W. Duettra	Akin, Gump, Strauss, Hauer & Feld, L.L.P.
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
VIII.
     To the fullest extent permitted by any applicable law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director. Any repeal or amendment of this Article VIII by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.
IX.
     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit, or proceeding (whether or not by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article IX. The right to indemnification under this Article IX shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article IX by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.
X.
     No contract or other transaction between the corporation and any other corporation and no other acts of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.
     Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

     Subject to any express agreement which may from time to time be in effect, any shareholder, director or officer of the corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or shareholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.
XI.
     The number of directors constituting the initial board of directors is six, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are duly elected and qualified, are as follows:

Name	Address
Mark J. Bergee	6034 Windbreak Trail
Dallas, Texas 75252

David S. Duggan	5859 Harmony Ranch Road
Aubrey, Texas 76227

David A. Felio	1105 Homestead Road Flower
Mound, Texas 75208

Vincent R. Longhi	3613 Binkley Avenue
Dallas, Texas 75205

Billy B. Pate	3613 Binkley Avenue
Dallas, Texas 75205

Jerry L. Petersen	2602 Hawthorn Drive
Euless, Texas 76039
XII.
     Any action which would otherwise be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
XIII.
     With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the Texas Business Corporation Act, the act of the holders of shares of that class or series on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares of that class or series, rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Texas Business Corporation Act. Without limiting the generality of the foregoing, the provisions of this Article XIV shall be applicable to any required shareholder authorization or approval of any amendment to the articles of incorporation, any plan of merger, share exchange or reorganization involving the corporation, any sale, lease, exchange or disposition of all, or substantially all, the property and assets of the corporation and any voluntary dissolution of the corporation.
XIV.
     The corporation will not commence business until it has received for the issuance of its shares of capital stock consideration of the value of at least one thousand dollars ($1,000.00) consisting of money, labor done or property actually received.
XV.
     Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the initial bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws.

     IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation on the 25th day of June, 1997

INCORPORATOR
/s/ Andrew W. Duettra
Printed Name: Andrew W. Duettra

Form 404 (revised 9/05) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150	Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act	This space reserved for office use.

Articles 1—Name
The name of the corporation is as set forth below:
Geneva Aerospace, Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.
The filing number issued to the corporation by the secretary of state is: 145086100
Article 2—Amended Name
(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)
The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:
The name of the corporation is (state the new name of the corporation below)
L-3 Communications Geneva Aerospace, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
Article 3—Amendment to Registered Agent/Registered Office
The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:
Registered Agent of the Corporation
(Complete either A or B, but not both. Also complete C.)
☐	A. The registered agent is an organization (cannot be corporation named above) by the name of:
CT Corporation System

OR
☐	B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip code
CT Corporation 350 North St. Paul St.	Dallas	TX	75201

Form 404

Article 4—Other Altered, Added, or Deleted Provisions
Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval
The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing
A.	☒ This document will become effective when the document is filed by the secretary of state.
OR
B.	☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

4/25/07 Date

/s/

Signature of Authorized Officer
Form 404

Form 404 (revised 9/05) Return in duplicate to: Secretary of State P.O. Box 13697		This space reserved for office use.
Austin, TX 78711-3697
512 463-5555	Articles of Amendment
FAX: 512/463-5709	Pursuant to Article 4.04,
Filing Fee: $150	Texas Business
Corporation Act

Articles 1—Name
The name of the corporation is as set forth below:

L-3 Communications Geneva Aerospace, Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is:	145086100

Article 2—Amended Name
(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)
The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:
The name of the corporation is (state the new name of the corporation below)

L-3 Unmanned Systems, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
Article 3—Amendment to Registered Agent/Registered Office
The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:
Registered Agent of the Corporation
(Complete either A or B, but not both. Also complete C.)
☐	A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR
☐	B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip code
TX

Form 404

Article 4—Other Altered, Added, or Deleted Provisions
Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval
The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing
A. ☐ This document will become effective when the document is filed by the secretary of state.
OR
B. ☒ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is   12/31/2009 11:58 pm

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

12/15/09

Date
/s/ Steven M. Post

Signature of Authorized Officer
Steven M. Post Senior Vice President
Form 404